SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934
(Amendment No.     )
Check the appropriate box:

☑	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d) (2) )
☐	Definitive Information Statement
VALIC COMPANY I
(Name of Registrant as Specified in its Charter)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

VALIC COMPANY I
SMALL CAP FUND
2929 ALLEN PARKWAY
HOUSTON, TEXAS 77019
April      , 2008
Dear Participant:
     You are receiving the enclosed Information Statement because you own interests in the Small Cap Fund (the “Fund”) of VALIC Company I. The purpose of the Information Statement is to inform you that on January 23, 2008, the Board of Directors approved the addition of A I M Capital Management, Inc. (“AIM”) as an investment sub-adviser to the Fund. On March 10, 2008, AIM began managing a portion of the Fund’s assets, replacing American Century Investment Management, Inc. and Franklin Portfolio Associates, LLC. The Fund’s other investment sub-advisers, T. Rowe Price Associates, LLC and Bridgeway Capital Management, Inc., will continue to sub-advise a portion of the Fund’s assets.
     The Board of Directors determined that it was in the best interest of the Fund and in the best interests of shareholders that AIM be added as a sub-adviser. The addition of AIM as a sub-adviser did not result in any changes to the Fund’s investment objective, principal investment strategy as stated in the VALIC Company I prospectus, or to the expenses payable by the Fund. As a matter of regulatory compliance, we are sending you this Information Statement, which describes the management structure of the Fund, the ownership of AIM and the terms of the investment sub-advisory agreement with AIM, which the Board of Directors, including the Independent Directors, has approved.
     This document is for your information only and you are not required to take any action. Should you have any questions on the enclosed Information Statement, please feel free to call VALIC Client Services at 1-800-448-2542. We thank you for your continued support and investments.
Sincerely,
Evelyn Curran
President
VALIC Company I

VALIC COMPANY I
SMALL CAP FUND
2929 ALLEN PARKWAY
HOUSTON, TEXAS 77019

INFORMATION STATEMENT

Introduction
     You have received this information statement because on March 10, 2008, you owned interests in the Small Cap Fund (the “Fund”) of VALIC Company I (“VC I”) within a variable annuity or variable life insurance contract (“Contract”) or through a qualified employer-sponsored retirement plan or individual retirement account (“Plan”). You are receiving this information statement in lieu of a proxy statement. This information statement describes the decision by the Fund’s Board of Directors (the “Board”) to replace two sub-advisers for the Fund.
     Prior to March 10, 2008, the Fund was sub-advised by T. Rowe Price Associates, LLC (“T. Rowe Price”), American Century Investment Management, Inc. (“American Century”), Franklin Portfolio Associates, LLC (“Franklin”) and Bridgeway Capital Management, Inc. (“Bridgeway”). On January 23, 2008, the Board, including a majority of the directors who are not interested persons (“Independent Directors”), as defined by the Investment Company Act of 1940, as amended (the “1940 Act”), approved the addition of A I M Capital Management, Inc. (“AIM”) as a sub-adviser for the Fund, and the termination of American Century and Franklin. Management proposed AIM in an effort to help improve the Fund’s performance. The Board, including a majority of the Independent Directors, also approved a new Investment Sub-Advisory Agreement for the Fund, between The Variable Annuity Life Insurance Company (“VALIC”) and AIM (the “AIM Sub-Advisory Agreement”).
     The AIM Sub-Advisory Agreement is the same in all material respects to the Investment Sub-Advisory Agreements between VALIC and the Fund’s other sub-advisers, except for the name of the sub-adviser, the effective date and term of the agreement, and the sub-advisory fee rate. There may be other differences in the sub-advisory agreements, but VALIC believes these differences are not material. The Fund’s advisory fee and total annual operating expenses have not changed as a result of the addition of AIM as a sub-adviser as VALIC pays AIM’s sub-advisory fee.
     VC I has received an exemptive order from the Securities and Exchange Commission (“SEC”) which allows VALIC, subject to certain conditions, to select new sub-advisers or replace existing sub-advisers without obtaining shareholder approval of the change. The Board, including a majority of the Independent Directors, must first approve each new sub-advisory agreement. This allows VALIC to act more quickly to change sub-advisers when it determines that a change would be beneficial to shareholders. Based on this exemptive order, the Fund will provide information to shareholders about the new sub-adviser and its agreement within 90 days of such a change. This information statement is being provided to you to satisfy this requirement. This information statement is being mailed on or about April ___, 2008, to all participants in a Contract or Plan who were invested in the Fund as of the close of business on March 10, 2008 (the “Record Date”).
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND YOU ARE NOT REQUIRED TO TAKE ANY ACTION.

The Adviser and its Responsibilities
     VALIC is an investment adviser registered with the SEC. VALIC is located at 2929 Allen Parkway, Houston, Texas 77019. VALIC oversees the day-to-day operations of the Fund. VALIC employs sub-advisers who make investment decisions for the Fund according to the Fund’s investment objective and restrictions. Subject to the oversight of VALIC, the sub-advisers use their own investment styles to evaluate pertinent economic, statistical, financial and other quantitative or qualitative data in order to determine the optimal portfolio holdings with respect to the portion of the Fund’s assets that it manages to meet the Fund’s objectives and the applicable performance benchmark.
     As the adviser to the Fund, VALIC monitors the sub-advisers and compares the Fund’s performance with relevant market indices and peer groups. VALIC examines the sub-advisers’ compliance with VALIC’s and the Fund’s policies. VALIC regularly provides reports to the Board describing the results of its evaluation and oversight functions. VALIC recommended AIM after conducting research and performing qualitative and quantitative analysis of other candidate firms and their organizational structure, investment processes and styles and long-term performance record.
     Under the Investment Advisory Agreement between VALIC and VC I, the annual advisory fee payable to VALIC by the Fund for the fiscal year ended May 31, 2007 was 0.87% of average daily net assets or $4,873,612. The Investment Advisory Agreement was last approved by the Board on July 18, 2007.
The Fund’s Investment Strategy
     The Fund normally invests at least 80% of net assets in stocks of small companies. A company is considered a “small” company if its total market value (capitalization), at the time of purchase, falls (i) within or below the range of companies in either the current Russell 2000® Index or the S&P SmallCap 600® Index or (ii) below the three-year average maximum market cap of companies in either index as of December 31 of the three preceding years. The Russell 2000® and S&P SmallCap 600® Indices are widely used benchmarks for small-cap stock performance. The Fund may purchase stocks that have a market capitalization above the range if the companies appear to have better prospects for capital appreciation.
     The portfolio investments are expected to be widely diversified by industry and company. The Fund may also purchase up to 30% of total assets in foreign securities, although it will normally invest in common stocks of U.S.-based companies. The Fund may also purchase futures and options, in keeping with Fund objectives.
     In pursuing its investment objective, each of the Fund’s subadvisers has the discretion to purchase securities that do not meet its normal investment criteria, as described above, when it perceives an unusual opportunity for gain. These special situations might arise when a sub-adviser believes a security could increase in value for a variety of reasons, including a change in management, an extraordinary corporate event, or a temporary imbalance in the supply of or demand for the securities. The Fund may sell securities for a variety of reasons, such as to secure gains, limit losses, or re-deploy assets into more promising opportunities. All percentages are calculated as of the time of purchase.
     AIM will manage approximately 70% of the Fund’s assets, T. Rowe Price will manage approximately 20% of the Fund’s assets and Bridgeway will manage approximately 10% of the Fund’s assets though VALIC may reallocate the Fund’s assets among the sub-advisers as it deems appropriate.
The AIM Sub-Advisory Agreement
     Pursuant to the AIM Sub-Advisory Agreement, AIM agreed to provide an investment program and be responsible for the investment and reinvestment of a portion of the Fund’s assets as described above. AIM will select securities for the Fund, subject to VALIC’s oversight. AIM may place trades through brokers of their choosing and will take into consideration the quality of the brokers’ services and execution.
     The AIM Sub-Advisory Agreement provides that the sub-adviser shall not be subject to liability to VALIC, the Fund, or to any shareholder of the Fund for any act or omission in rendering services under the AIM Sub-

Advisory Agreement, or for any losses sustained in the purchase, holding, or sale of any portfolio security, as long as there has been no willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties. The AIM Sub-Advisory Agreement provides for automatic termination unless at least annually, its continuance is approved by (i) the Board or the affirmative vote of the holders of a majority of the outstanding shares of the Fund, and (ii) the Independent Directors. The AIM Sub-Advisory Agreement terminates automatically upon its assignment and is terminable at any time, without penalty, by the Board, VALIC, or the holders of a majority of the outstanding shares of the Fund, upon 30 to 60 days’ written notice. The AIM Sub-Advisory Agreement is attached to this information statement as Exhibit A.
     Effective Dates: The AIM Sub-Advisory Agreement was approved by the Board, including a majority of the Independent Directors, on January 23, 2008. The effective date of the AIM Sub-Advisory Agreement was March 10, 2008. The Board will review the AIM Sub-Advisory Agreement again in 2009.
     Sub-advisory Fees. For the fiscal year ended May 31, 2007, VALIC paid T. Rowe Price, American Century, Franklin Portfolio and Bridgeway an aggregate of $3,211,236 for sub-advisory services provided to the Fund, which amounted to 0.57% of the Fund’s average daily net assets. VALIC retained $1,662,377 of its advisory fee after payment of sub-advisory fees.
     If for the fiscal year ended May 31, 2007, AIM had served as a sub-adviser to the Fund and T.Rowe Price and Bridgeway had managed their respective portion of the Fund’s assets for the entire year (based on the allocation of assets among sub-advisers as of March 10, 2008), VALIC would have paid aggregate sub-advisory fees in the amount of $3,133,938. Based on this hypothetical, VALIC would have paid the sub-advisers $77,298, or 2.41% less than what VALIC actually paid the four sub-advisers that served through May 31, 2007.
Board Considerations
     The Board received materials relating to its consideration of the AIM Sub-Advisory Agreement, including: (1) AIM’s sub-advisory fee rate, compared to the sub-advisory fee rates of a peer group of funds with similar investment objectives (“Peer Group”), as selected by an independent third-party provider of investment company data; (2) the investment performance of the Fund compared to performance of funds in its Peer Group and against its benchmark; (3) the nature, extent and quality of services to be provided by AIM; (4) the costs of services and the benefits potentially derived by AIM; (5) the terms of the AIM Sub-Advisory Agreement; (6) whether the Fund will benefit from possible economies of scale by engaging AIM as a sub-adviser and the profitability of VALIC and AIM; and (7) information regarding AIM’s compliance and regulatory history.
     The Board was advised that AIM completed a detailed questionnaire and that its response was reviewed by management and counsel to the Independent Directors. The Board was advised of the various factors that the Board should consider in its review of the AIM Sub-Advisory Agreement.
     The Independent Directors were separately represented by counsel that is independent of VALIC in connection with their consideration of approval of the AIM Sub-Advisory Agreement. The matters discussed below were also considered separately by the Independent Directors in an executive session during which such independent counsel provided guidance to the Independent Directors.
     Nature, Extent and Quality of Services. The Board considered the nature, quality and extent of services to be provided by AIM. The Board noted that AIM would manage a portion of the Fund’s portfolio of securities on a day-to-day basis, which includes providing investment research, advice and supervision, and determining which Fund securities should be purchased or sold. It was also noted that AIM currently subadvises the Large Capital Growth Fund, Real Estate Fund and International Growth I Fund of VC I.
     The Board also reviewed the qualifications, background and responsibilities of AIM’s portfolio manager who would be responsible for managing the Fund, and other AIM investment and compliance personnel. The Board concluded that it was satisfied with the nature, quality and extent of the services to be provided by AIM and that there was a reasonable basis on which to conclude that AIM would provide a high quality of investment management services to the Fund.

     Fees and Expenses. The Board considered AIM was being added as a third Sub-adviser to replace American Century and Franklin Portfolio. The Board considered that AIM would begin managing approximately 70% of the Fund’s assets and that the remaining sub-advisers, Bridgeway and T. Rowe Price would continue to manage their portion of the Fund’s assets.
     The Board noted that the Fund’s proposed sub-advisory fees (for all sub-advisers) were above the median of its Sub-advisory Expense Group/Universe. The Board also considered that the subadvisory fees paid to all sub-advisers would slightly decrease (based on the Fund’s current assets) once AIM assumed sub-advisory responsibilities when compared to the prior contractual subadvisory fee rates. The Board noted that VALIC would retain a greater percentage of its advisory fee payable by the Fund but that such amount was less than the percentage of its advisory fee that VALIC was waiving/reimbursing as a result of the Fund’s expense limitation. On the basis of the information considered, the Board concluded that the sub-advisory fee payable to AIM is fair and reasonable in light of the usual and customary charges made for services of the same nature and quality.
     Investment Performance. Management reported that the rationale for adding a sub-adviser was due, in part, to the Fund’s performance. The Board received and reviewed information regarding the Fund’s investment performance, compared against the performance of its benchmark and other funds in its Peer Group. The Board also considered the performance of each of the existing sub-advisers—American Century, Bridgeway, Franklin Portfolio and T. Rowe Price. The Board considered management’s rationale for adding a third sub-adviser. The Board also considered AIM’s performance with a fund managed with the same strategy as the Fund and noted that AIM’s proprietary fund had exceeded the performance of the Fund and the average of the Morningstar Small Blend Category for the one- and three-year periods. The Board concluded that management was addressing the Fund’s performance by proposing the addition of AIM as a co-sub-adviser.
     Profitability and Economies of Scale. In considering the profitability to AIM in connection with its relationship with the Fund, the Directors noted that the fees under the AIM Sub-Advisory Agreement are paid by VALIC out of the advisory fees that VALIC receives under the Investment Advisory Agreement. The Board also relied on the ability of VALIC to negotiate the AIM Sub-Advisory Agreement and the fees thereunder at arm’s length. For each of the above reasons, the Directors determined that the profitability to AIM from its relationship with the Fund was not a material factor in their deliberations. For similar reasons, the potential for the Fund to experience economies of scale from AIM’s management of the Fund was not considered a material factor to the Board’s consideration of AIM.
     Terms of the AIM Sub-Advisory Agreement. The Board reviewed the terms of the AIM Sub-Advisory Agreement including the duties and responsibilities undertaken. The Board also reviewed the terms of payment for services rendered by AIM and noted that VALIC would compensate AIM out of the advisory fees it receives from the Fund. The Board noted that the AIM Sub-Advisory Agreement provides that AIM will pay all of its own expenses in connection with the performance of its duties as well as the cost of maintaining the staff and personnel as necessary for it to perform its obligations. The Board also considered the termination and liability provisions of the AIM Sub-Advisory Agreement and other terms contained therein. The Board concluded that the terms of the AIM Sub-Advisory Agreement were reasonable.
     Compliance. The Board reviewed AIM’s compliance personnel, regulatory history, including information whether it was currently involved in any regulatory actions or investigations. In addition, the Board reviewed information concerning AIM’s compliance staff that would be responsible for providing compliance functions on behalf of the Fund and concluded that there was no information provided that would have a material adverse effect on AIM’s ability to provide services to the Fund.
     Conclusions. In reaching its decision to approve the AIM Sub-Advisory Agreement, the Board did not identify any single factor as being controlling, but based its recommendation on each of the factors it considered and each Director contributed different weight to the various factors. Based upon the materials it reviewed, the representations made to it and the considerations described above, and as part of their deliberations, the Board, including the Independent Directors, concluded that AIM possesses the capability and resources to perform the duties required of it under the AIM Sub-Advisory Agreement.

Information about AIM
     AIM has acted as an investment adviser since its organization in 1986. AIM, together with its affiliates, advises or manages over 200 investment funds, including the Fund, encompassing a broad range of investment objectives. AIM is an indirect wholly-owned subsidiary of Invesco Ltd. On or about March 31, 2008, AIM will be changing its name to Invesco AIM Capital Management, Inc. Total net assets under the management of AIM and its affiliates was approximately $165 billion as of February 29, 2008. Total net assets under the management of Invesco, Ltd. was approximately $475 billion as of February 29, 2008.
     AIM is not affiliated with VALIC. No Director of VC I has owned any securities, or has had any material interest in, or a material interest in a material transaction with AIM or its affiliates since the beginning of the Fund’s most recent fiscal year.
     The following chart lists the principal executive officers and the directors of AIM and their principal occupations. The business address of each officer and director is 11 Greenway Plaza, Suite 100, Houston, Texas 77046.

Position with AIM and
Name	Principal Occupation

David A. Hartley	Chief Accounting Officer, Treasurer
Todd L. Spillane	Chief Compliance Officer
Loren M. Starr	Chief Financial Officer
Philip A. Taylor	Director
     AIM is the investment adviser for five (5) other mutual funds that have an investment objective similar to the Fund. The following chart shows the fee charged by AIM for advising these funds. AIM did not waive or reimburse any portion of its management fee received with respect to such funds.

	Assets as of 9/30/07	Advisory Fee Rate
Fund Name	(in millions)	(as a % of net assets)*
AIM Small Cap Growth Fund	$1,836.0	0.725% of the first $500 million
		0.700% of the next $500 million
		0.675% of the next $500 million
		0.650% over $1.5 billion
JNL/AIM Small Cap Growth Fund	$69.8	0.65% of the first $250 million
		0.60 % over $250 million
John Hancock Small Company Growth Trust	$261.0	0.60% of the first $250 million
John Hancock Small Cap Growth Fund	$218.2	0.55% of the next $250 million
Met/AIM Small Cap Growth Portfolio	$869.1
Information about the Other Sub-advisers
     Bridgeway. Bridgeway provides investment management services to investment companies, pension and profit sharing employer plans, corporations and individuals. As of June 30, 2007, Bridgeway had over $5.7 billion in assets under management. Bridgeway is located at 5615 Kirby Drive, Suite 518, Houston, Texas 77005-2448.
     T. Rowe Price. T. Rowe Price, which was founded by Thomas Rowe Price, Jr. in 1937, is one of the pioneers of the growth stock theory of investing. Its approach to managing money is based on proprietary research and a strict investment discipline developed over six decades. The firm, which is a wholly-owned subsidiary of T. Rowe Price Group, Inc., is a publicly owned financial services company. T. Rowe Price is located at 100 East Pratt

Street, Baltimore, Maryland 21202. As of June 30, 2007, T. Rowe Price and its affiliates had $379.8 billion in assets under management.
Other Service Agreements
     VC I has service agreements with VALIC and AIG SunAmerica Asset Management Corp. (“AIG SAAMCo”) to provide transfer agency services as well as accounting and administrative services, respectively, to the Fund. Transfer agent services also include shareholder servicing and dividend disbursements. For the fiscal year ended May 31, 2007, the Fund paid VALIC $1,387 for transfer agency services rendered pursuant to its agreement and paid AIG SAAMCo $393,629 for accounting and administrative services. AIG SAAMCo, the administrator, is located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311. American General Distributors, Inc. is the Fund’s underwriter.
Brokerage Commissions
     The Fund did not conduct any transactions with affiliated broker/dealers for the fiscal year ended May 31, 2007.

ANNUAL REPORTS

     Copies of the most recent Annual Report and Semi-Annual Report may be obtained without charge if you:
•	write to:
VALIC Company I 2929 Allen Parkway Houston, Texas 77019

•	call (800) 448-2542

•	access the Report through the Internet at www.aigvalic.com

SHAREHOLDER PROPOSALS

     The Fund is not required to hold annual shareholder meetings. Shareholders who would like to submit proposals for consideration at future shareholder meetings should send written proposals to Nori L. Gabert, Esq., Vice President and Secretary of VALIC Company I, 2929 Allen Parkway, Houston, Texas 77019.

OWNERSHIP OF SHARES

     As of the Record Date, there were                      shares of the Fund outstanding. All shares of the Fund are owned by VALIC and its respective affiliates. To VALIC’s knowledge, no person owns a Contract, Plan or interests therein for more than 5% of the outstanding shares of the Fund. The Directors and officers of VC I and members of their families as a group, beneficially owned less than 1% of the common stock of the Fund, as of the Record Date.

EXHIBIT A
AMENDMENT NO. 3
TO
INVESTMENT SUB-ADVISORY AGREEMENT
     THIS AMENDMENT NO. 3 TO INVESTMENT SUB-ADVISORY AGREEMENT (the “Amendment”) is effective as of March 10, 2008, by and among THE VARIABLE ANNUITY LIFE INSURANCE COMPANY (“VALIC”) and A I M CAPITAL MANAGEMENT, INC. (the “Sub-Adviser”).
RECITALS
     WHEREAS, VALIC and VALIC Company I (“VC I”) entered into an Investment Advisory Agreement dated January 1, 2002, with respect to the Covered Funds reflected in Schedule A; and
WHEREAS, VALIC and the Sub-Adviser are parties to that certain Investment Sub-Advisory Agreement dated December 20, 2004 (the “Agreement”) with respect to the Covered Funds; and
     WHEREAS, the parties wish to amend Schedule A to the Agreement to reflect the addition of the Small Cap Fund and Real Estate Fund as Covered Funds; and
     NOW, THEREFORE, in consideration of the mutual promises set forth herein, VALIC and the Sub-Adviser agree as follows:
1.	Schedule A Amendment. Schedule A to the Agreement is hereby amended to reflect the addition of the Covered Funds set forth below. The revised Schedule A is also attached hereto.

Covered Fund	Fee
Small Cap Fund	0.55% on the first $250 million
0.50% on the next $250 million
0.45% on the next $500 million
0.40% over $1 billion
Real Estate Fund	0.45% on the first $250 million
0.40% on the next $250 million
0.35% over $500 million
Sub-Adviser shall manage a portion of the assets of the Small Cap Fund and the Real Estate Fund and shall be compensated on that portion as noted above.
2.	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

3.	Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unchanged and shall continue to be in full force and effect.

4.	Miscellaneous. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.
     IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 3 as of the date first above written.

THE VARIABLE ANNUITY LIFE		A I M CAPITAL MANAGEMENT, INC.
INSURANCE COM PANY

By:	/s/ EVELYN M. CURRAN Name: Evelyn M. Curran	By:	/s/ LYNN A. BERNARD, JR. Name: Lynn A. Bernard, Jr.
	Title: Senior Vice President		Title: Vice President

SCHEDULE A
Effective March 10, 2008
     Annual Fee computed at the following annual rate, based on average daily net asset value for each month on that portion of the assets managed by Sub-Adviser, and payable monthly:

Covered Fund	Fee
International Growth I Fund	0.525% on the first $250million
0.50% on the next $250million
0.475% over $500 million
Large Capital Growth Fund	0.425% on the first $250 million
0.375% on the next $250 million
0.325% over $500 million
Real Estate Fund	0.45% on the first $250 million
0.40% on the next $250 million
0.35% over $500 million
Small Cap Fund	0.55% on the first $250 million
0.50% on the next $250 million
0.45% on the next $500 million
0.40% over $1 billion

AMENDMENT NO. 2
TO
INVESTMENT SUB-ADVISORY AGREEMENT
     This AMENDMENT NO. 2 TO INVESTMENT SUB-ADVISORY AGREEMENT is dated as of October 31, 2007, by and between THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, a Texas Corporation (the “Adviser”), and A I M CAPITAL MANAGEMENT, INC. (the “Sub-Adviser”).
WITNESSETH:
     WHEREAS, the Adviser and VALIC Company I (the “Corporation”), have entered into an Investment Advisory Agreement dated as of January 1, 2002, as amended from time to time (the “Advisory Agreement”), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Corporation, and pursuant to which the Adviser may delegate one or more of its duties to a sub-adviser pursuant to a written sub-advisory agreement; and
     WHEREAS, the Adviser and the Sub-Adviser are parties to an Investment Sub-Advisory Agreement dated December 20, 2004, as amended from time to time (the “Sub-Advisory Agreement”), pursuant to which the Sub-Adviser furnishes investment advisory services to certain series (the “Funds”) of the Corporation, as listed on Schedule A of the Sub-Advisory Agreement;
     WHEREAS, the parties desire to amend the Sub-Advisory Agreement to comply with the requirements of rules 17a-10, 10f-3, 12d3-1 and 17e-1 under the Investment Company Act of 1940, as amended, relating to certain exemptions available for transactions with sub-advisory affiliates; and
     WHEREAS, the Board of Directors of the Corporation has approved this Amendment to the Sub-Advisory Agreement and it is not required to be approved by the shareholders of the Funds.
     NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:
1.	The following provision is inserted in Section 1 of the Sub-Advisory Agreement:

“The Sub-Adviser also represents and warrants that in furnishing services hereunder, the Sub-Adviser will not consult with any other sub-adviser of the Funds or other series of the Corporation, to the extent any other sub-advisers are engaged by the Adviser, or any other sub-advisers to other investments companies that are under common control with the Corporation, concerning transactions of the Funds in securities or other assets, other than for purposes of complying with the conditions of paragraphs (a) and (b) of rule 12d3-1 under the Act.”

2.	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

3.	Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants, and conditions of the Sub-Advisory Agreement shall remain unchanged and shall continue to be in full force and effect.

4.	Miscellaneous. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Sub-Advisory Agreement.
     IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY		A I M CAPITAL MANAGEMENT, INC.

By:	/S/ EVELYN CURRAN	By:	/S/ GARY K. WENDLER
	Name: Evelyn Curran		Name: Gary K. Wendler
	Title: Senior Vice President		Title: Director

AMENDMENT NO. 1
TO
INVESTMENT SUB-ADVISORY AGREEMENT
     THIS AMENDMENT NO. 1 TO INVESTMENT SUB-ADVISORY AGREEMENT (the “Amendment”) is effective as of June 20, 2005 by and among THE VARIABLE ANNUITY LIFE INSURANCE COMPANY (“VALIC”) and A I M Capital Management, Inc. (the “Sub-Adviser”).
RECITALS
     WHEREAS, VALIC and VALIC Company I (“VC I”) (formerly North American Funds Variable Product Series I) entered into an Investment Advisory Agreement dated January 1, 2002, with respect to the Covered Funds reflected in Schedule A; and
WHEREAS, VALIC and the Sub-Adviser are parties to that certain Investment Sub-Advisory Agreement dated December 20, 2004 (the “Agreement”), with respect to the VC I Covered Funds with the Sub-Adviser; and
     WHEREAS, the parties wish to amend Schedule A to the Agreement to reflect the addition as a Covered Fund of the International Growth I Fund; and
     NOW, THEREFORE, in consideration of the mutual promises set forth herein, VALIC and the Sub-Adviser agree as follows:
1.	Schedule A Amendment. Schedule A to the Agreement is hereby amended to reflect the addition of the new Covered Fund set forth below. The revised Schedule A is also attached hereto.

Covered Fund	Fee

International Growth I Fund	0.525% on the first $250million
0.50% on the next $250million
0.475% over $500 million
Sub-Adviser shall manage a portion of the assets of the International Growth I Fund and shall be compensated on that portion as noted above.
2.	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.
3.	Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unchanged and shall continue to be in full force and effect.
4.	Miscellaneous. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.
     IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the date first above written.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY		A I M CAPITAL MANAGEMENT, INC.

By:	/S/ EVELYN CURRAN	By:	/S/ BENJAMIN HOCK, JR.
	Name: Evelyn Curran		Name: Benjamin Hock, Jr.
	Title: Senior Vice President		Title: Managing Director

INVESTMENT SUB-ADVISORY AGREEMENT
This AGREEMENT made effective the 20th day of December, 2004, by and between THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, hereinafter referred to as “VALIC,” and A I M CAPITAL MANAGEMENT, INC., hereinafter referred to as the “SUB-ADVISER.”
     VALIC and the SUB-ADVISER recognize the following:
(a)	VALIC is a life insurance company organized under Chapter 3 of the Texas Insurance Code and an investment adviser registered under the Investment Advisers Act of 1940, as amended (“Advisers Act”).

(b)	VALIC is engaged as the investment adviser of VALIC Company I (“VC I”), pursuant to an Investment Advisory Agreement between VALIC and VC I, an investment company organized under the general corporate laws of Maryland as a series type of investment company issuing separate classes (or series) of shares of common stock. VC I is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (“1940 Act”). The 1940 Act prohibits any person from acting as an investment adviser of a registered investment company except pursuant to a written contract.

(c)	VC I currently consists of twenty-four portfolios (“Funds”):
Asset Allocation Fund
Blue Chip Growth Fund
Capital Conservation Fund
Core Equity Fund
Government Securities Fund
Growth & Income Fund
Health Sciences Fund
Income & Growth Fund
Inflation Protected Fund
International Equities Fund
International Government Bond Fund
International Growth I Fund
Large Cap Growth Fund
Large Capital Growth Fund
Mid Cap Index Fund
Mid Capital Growth Fund
Money Market I Fund
Nasdaq-100 ® Index Fund
Science & Technology Fund
Small Cap Fund
Small Cap Index Fund
Social Awareness Fund
Stock Index Fund
Value Fund

In accordance with VC I’s Articles of Incorporation (the “Articles”), new Funds may be added to VC I upon approval of VC I’s Board of Directors without the approval of Fund shareholders. This Agreement will apply only to the Covered Fund(s) set forth on the attached Schedule A, and any other Funds as may be added or deleted by amendment to the attached Schedule A (“Covered Fund(s)”).

(d)	The SUB-ADVISER is engaged principally in the business of rendering investment advisory services and is registered as an investment adviser under the Advisers Act.

(e)	VALIC desires to enter into an Investment Sub-Advisory Agreement with the SUB-ADVISER for all or a portion of the assets of the Covered Fund(s) which VALIC determines from time to time to assign to the SUB-ADVISER.

VALIC and the SUB-ADVISER agree as follows:
1.	Services Rendered and Expenses Paid by the SUB-ADVISER

The SUB-ADVISER, subject to the control, direction, and supervision of VALIC and VC I’s Board of Directors and in material conformity with the 1940 Act, all applicable laws and regulations thereunder, all other applicable federal and state securities and tax laws and regulations, including section 817(h) and Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), VC I’s Articles, Bylaws, registration statements, prospectus and stated investment objectives, policies and restrictions and any applicable procedures adopted by VC I’s Board of Directors and provided to the SUB-ADVISER in writing, shall:
(a)	manage the investment and reinvestment of the assets of the Covered Fund(s) including, for example, the evaluation of pertinent economic, statistical, financial, and other data, the determination of the industries and companies to be represented in each Covered Fund’s portfolio, and the formulation and implementation of investment programs.

(b)	maintain a trading desk and place orders for the purchase and sale of portfolio investments (including futures contracts and options thereon) for each Covered Fund’s account with brokers or dealers (including futures commission merchants) selected by the SUB-ADVISER, or arrange for any other entity to provide a trading desk and to place orders with brokers and dealers (including futures commission merchants) selected by the SUB-ADVISER, subject to the SUB-ADVISER’s control, direction, and supervision, which brokers or dealers may include brokers or dealers (including futures commission merchants) affiliated with the SUB-ADVISER, subject to applicable law.
The SUB-ADVISER will assist the Covered Fund(s) and its agents in determining whether prices obtained for valuation purposes accurately reflect the prices on the SUB-ADVISER’s portfolio records relating to the assets of the Covered Fund(s) for which the SUB-ADVISER has responsibility on a monthly basis (unless otherwise agreed upon by the parties hereto) and at such other times as VALIC shall reasonably request; provided, however, that the parties acknowledge that the SUB-ADVISER is not the fund accounting agent for the Covered Fund(s) and is not responsible for pricing determinations or calculations and any information provided pursuant to this position by SUB-ADVISER will be provided for information purposes only.
In performing the services described in paragraph (b) above, the SUB-ADVISER shall use its best efforts to obtain for the Covered Fund(s) the best execution of portfolio transactions. Subject to approval by VC I’s Board of Directors of appropriate policies and procedures, the SUB-ADVISER may cause the Covered Fund(s) to pay to a broker a commission, for effecting a portfolio transaction, in excess of the commission another broker would have charged for effecting the same transaction, if the first broker provided brokerage and/or research services to the SUB-ADVISER. The SUB-ADVISER shall not be deemed to have acted unlawfully, or to have breached any duty created by this Agreement, or otherwise, solely by reason of acting in accordance with such authorization.
VALIC may direct the SUB-ADVISER to use a particular broker or dealer for one or more trades if, in the sole opinion of VALIC, it is in the best interest of the Covered Fund to do so. Any such direction shall be in writing and in a form satisfactory to SUB-ADVISER.
VALIC authorizes and empowers the SUB-ADVISER to direct the Covered Fund’s Custodian to open and maintain brokerage accounts for securities and other property, including financial and commodity futures and commodities and options thereon (all such accounts hereinafter called “brokerage accounts”) for and in the name of the Covered Fund(s) and to execute for the Covered Fund(s) as its agent and attorney-in-fact standard customer agreements with such broker or brokers as the SUB-ADVISER shall select as provided above. With respect to brokerage accounts for financial and commodity futures and commodities and options thereon, the SUB-ADVISER shall select such brokers, as approved by VALIC, prior to the establishment of such brokerage account. The SUB-ADVISER may, using such of the securities and other property in the Covered Fund as the SUB-ADVISER deems necessary or desirable, direct the Covered Fund’s Custodian to deposit for the Covered Fund original and maintenance brokerage and margin deposits and otherwise direct payments of cash, cash equivalents and securities and other property into such brokerage accounts and to such brokers as the SUB-ADVISER deems desirable or appropriate.
The SUB-ADVISER shall maintain records adequately demonstrating compliance with its obligations under this Agreement and report periodically to VALIC and VC I’s Board of Directors regarding the performance of its services under this Agreement. The SUB-ADVISER will make available to VALIC and VC I promptly upon their reasonable written request all of the Covered Fund(s)’ investment records and ledgers to assist VALIC and VC I in compliance with respect to each Covered Fund’s securities transactions as required by the 1940 Act and the Advisers Act, as well as other applicable laws. The SUB-ADVISER will furnish VC I’s Board of Directors such periodic and special reports as VALIC and VC I’s Board of Directors may reasonably request. The SUB-ADVISER will furnish to regulatory authorities any information or reports in connection with such services which may be requested in order to ascertain whether the operations of the Covered Fund(s) are being conducted in a manner consistent with applicable laws and regulations.
The SUB-ADVISER will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement, and will keep confidential any non-public information obtained directly as a result of this service relationship, and the SUB-ADVISER shall disclose such non-public information only if VALIC or the Board of Directors of VC I has authorized such disclosure, or if such information is or hereafter otherwise is known by the SUB-ADVISER or has been disclosed, directly or indirectly, by VALIC or VC I to others becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities, or to the extent such disclosure is reasonably required by auditors or attorneys of the SUB-ADVISER in connection with the performance of their professional services. Notwithstanding the foregoing, the SUB-ADVISER may disclose the total return earned by the Covered Fund(s) and may include such total return in the calculation of composite performance information without prior approval by VALIC or the Board of Directors of VC I.
The SUB-ADVISER will not hold money or investments on behalf of VC I. The money and investments will be held by the Custodian of VC I. The SUB-ADVISER will arrange for the transmission to the Custodian for VC I, on a daily basis, such confirmation, trade tickets and other documents as may be necessary to enable it to perform its administrative responsibilities with respect to the Covered Fund(s). The SUB-ADVISER further shall have the authority to instruct the Custodian of VC I (i) to pay cash for securities and other property delivered to the Custodian for VC I (ii) to deliver securities and other property against payment for VC I, and (iii) to transfer assets and funds to such brokerage accounts as the SUB-ADVISER may designate, all consistent with the powers, authorities and limitations set forth herein. The SUB-ADVISER shall not have the authority to cause the Custodian to deliver securities and other property except as expressly provided for in this Agreement.
The SUB-ADVISER may aggregate sales and purchase orders of securities held by the Covered Fund(s) with similar orders being made simultaneously for other accounts managed by the SUB-ADVISER or with accounts of the affiliates of the SUB-ADVISER, if in the SUB-ADVISER’s reasonable judgment such aggregation shall result in an overall economic benefit to the Covered Fund considering the advantageous selling or purchase price, brokerage commission and other expenses. In accounting for such aggregated order price, commission and other expenses shall be averaged on a per bond or share basis daily. VALIC acknowledges that the determination of such economic benefit to the Covered Fund(s) by the SUB-ADVISER is subjective and represents the SUB-ADVISER’s evaluation that the Covered Fund(s) is benefited by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors.
The SUB-ADVISER shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act or represent VALIC or VC I other than in furtherance of the SUB-ADVISER’s duties and responsibilities as set forth in this Agreement.
Except as otherwise agreed, or as otherwise provided herein, the SUB-ADVISER shall bear the expense of discharging its responsibilities hereunder and VALIC shall pay, or arrange for others to pay, all VALIC’s expenses, except that VALIC shall in all events pay the compensation described in Section 2 of the Agreement. VALIC and SUB-ADVISER acknowledge that VC I will be ultimately responsible for all brokerage commissions, taxes, custodian fees and other transaction-related fees incurred on behalf of the Covered Fund(s).
The SUB-ADVISER is hereby prohibited from consulting with any other sub-adviser of the Covered Fund(s) (or a portion thereof) or any other sub-adviser to a fund under common control with the Covered Fund(s) (or a portion thereof) concerning securities transactions of the Covered Fund(s) (or a portion thereof) in securities or other assets.
2.	Compensation of the SUB-ADVISER

VALIC shall pay to the SUB-ADVISER, as compensation for the services rendered and expenses paid by the SUB-ADVISER, a monthly fee or fees based on each Covered Fund’s average daily net asset value computed for each Covered Fund as provided for herein and in the fee schedule attached hereto as Schedule A. Schedule A may be amended from time to time, provided that amendments are made in conformity with applicable laws and regulations and the Articles and Bylaws of VC I. Any change in Schedule A pertaining to any new or existing Fund shall not be deemed to affect the interest of any other Fund and shall not require the approval of shareholders of any other Fund.

The average daily net asset value shall be determined by taking the mean average of all of the determinations of net asset value, made in the manner provided in VC I’s Declaration, for each business day during a given calendar month. VALIC shall pay this fee for each calendar month as soon as practicable after the end of that month, but in any event no later than ten (10) business days following the end of the month.
If the SUB-ADVISER serves for less than a whole month, the foregoing compensation shall be prorated.

The payment of advisory fees related to the services of the SUB-ADVISER under this Agreement shall be the sole responsibility of VALIC and shall not be the responsibility of VC I.

3.	Scope of the SUB-ADVISER’s Activities

VALIC understands that the SUB-ADVISER and its affiliates now act, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts and as investment adviser to other investment companies, and VALIC has no objection to the SUB-ADVISER so acting, provided that whenever a Covered Fund(s) and one or more other accounts or investment companies advised by the SUB-ADVISER have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a methodology believed by the SUB-ADVISER to be equitable to each entity. The SUB-ADVISER similarly agrees to allocate opportunities to sell securities. VALIC recognizes that, in some cases, this procedure may limit the size of the position that may be acquired or sold for a Covered Fund(s). In addition, VALIC understands that the persons employed by the SUB-ADVISER to assist in the performance of the SUB-ADVISER’s duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the SUB-ADVISER or any affiliate of the SUB-ADVISER to engage in and devote time and attention to other business or to render services of whatever kind or nature.

Except as otherwise required by the 1940 Act, any of the shareholders, directors, officers and employees of VALIC may be a shareholder, director, officer or employee of, or be otherwise interested in, the SUB-ADVISER, and in any person controlling, controlled by or under common control with the SUB-ADVISER; and the SUB-ADVISER, and any person controlling, controlled by or under common control with the SUB-ADVISER, may have an interest in VALIC.

The SUB-ADVISER shall not be liable to VALIC, VC I, or to any shareholder in the Covered Fund(s), and VALIC shall indemnify the SUB-ADVISER, for any act or omission in rendering services under this Agreement, or for any losses sustained in connection with the matters to which this agreement relates, so long as there has been no willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties on the part of the SUB-ADVISER in performing its duties under this Agreement.

VALIC shall perform quarterly and annual tax compliance tests and promptly furnish reports of such tests to the SUB-ADVISER after each quarter end to ensure that the Covered Fund(s) is in compliance with Subchapter M of the Code and Section 817(h) of the Code. VALIC shall apprise the SUB-ADVISER promptly after each quarter end of any potential non-compliance with the diversification requirements in such Code provisions. If so advised, the SUB-ADVISER shall take prompt action so that the Covered Fund complies with such Code diversification provisions, as directed by VALIC.

4.	Representations of the SUB-ADVISER and VALIC

The SUB-ADVISER represents, warrants, and agrees as follows:
(a)	The SUB-ADVISER (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect: (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement, (iv) has the authority to enter into and perform the services contemplated by this Agreement, and (v) will immediately notify VALIC of the occurrence of any event that would disqualify the SUB-ADVISER from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

(b)	The SUB-ADVISER has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and if it has not already done so, will provide VALIC and VC I with a copy of such code of ethics together with evidence of its adoption.

(c)	The SUB-ADVISER has provided VALIC and VC I with a copy of its Form ADV as most recently filed with the SEC and will promptly after filing any amendment to its Form ADV with the SEC, furnish a copy of such amendment to VALIC.
VALIC represents, warrants, and agrees as follows:
VALIC: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect: (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement, (iv) has the authority to enter into and perform the services contemplated by this Agreement, and (v) will immediately notify the SUB-ADVISER of the occurrence of any event that would disqualify VALIC from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.
5.	Term of Agreement

This Agreement shall become effective as to the Covered Fund(s) set forth on Schedule A on the date hereof and as to any other Fund on the date of the Amendment to Schedule A adding such Fund in accordance with this Agreement. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, this Agreement shall continue in effect, but with respect to any Covered Fund, subject to the termination provisions and all other terms and conditions hereof, only so long as such continuance is approved at least annually by the vote of a majority of VC I’s directors who are not parties to this Agreement or interested persons of any such parties, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of a majority of VC I’s Board of Directors or a majority of that Covered Fund’s outstanding voting securities.

This Agreement shall automatically terminate in the event of its assignment as that term is defined in the 1940 Act, or in the event of the termination of the Investment Advisory Agreement between VALIC and VC I as it relates to any Covered Fund(s). The Agreement may be terminated as to any Covered Fund at any time, without the payment of any penalty, by vote of VC I’s Board of Directors or by vote of a majority of that Covered Fund’s outstanding voting securities on not more than 60 days’ nor less than 30 days’ written notice to the SUB-ADVISER, or upon such shorter notice as may be mutually agreed upon by the parties. This Agreement may also be terminated by VALIC: (i) on not more than 60 days’ nor less than 30 days’ written notice to the SUB-ADVISER, or upon such shorter notice as may be mutually agreed upon by the parties, without the payment of any penalty; or (ii) if the SUB-ADVISER becomes unable to discharge its duties and obligations under this Agreement. The SUB-ADVISER may terminate this Agreement at any time, or preclude its renewal without the payment of any penalty, on not more than 60 days’ nor less than 30 days’ written notice to VALIC, or upon such shorter notice as may be mutually agreed upon by the parties.

6.	Other Matters

The SUB-ADVISER may from time to time employ or associate with itself any person or persons believed to be particularly fit to assist in its performance of services under this Agreement, provided no such person serves or acts as an investment adviser separate from the SUB-ADVISER so as to require a new written contract pursuant to the 1940 Act. The compensation of any such persons will be paid by the SUB-ADVISER, and no obligation will be incurred by, or on behalf of, VALIC or the Covered Fund(s) with respect to them.

The SUB-ADVISER agrees that all books and records which it maintains for the Covered Fund(s) are the Covered Fund’s property. The SUB-ADVISER also agrees upon request of VALIC or VC I, to promptly surrender the books and records in accordance with the 1940 Act and rules thereunder. The SUB-ADVISER further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

VALIC has herewith furnished the SUB-ADVISER copies of VC I’s Prospectus, Statement of Additional Information, Articles and Bylaws, investment objectives, policies and restrictions, and any applicable procedures adopted by VC I’s Board of Directors, as currently in effect and agrees during the continuance of this Agreement to furnish the SUB-ADVISER copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective. Until VALIC delivers any amendments or supplements to the SUB-ADVISER, the SUB-ADVISER shall be fully protected in relying on the documents previously furnished to it.

The SUB-ADVISER is authorized to honor and act on any notice, instruction or confirmation given by VALIC on behalf of the Covered Fund in writing signed or sent by any of the persons whose names, addresses and specimen signatures will be provided by VALIC from time to time. The SUB-ADVISER shall not be liable for so acting in good faith upon such instructions, confirmation or authority, notwithstanding that it shall subsequently be shown that the same was not given or signed or sent by an authorized person.

VALIC agrees to furnish the SUB-ADVISER at its principal office prior to use thereof, copies of all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Covered Fund or the public that refer in any way to the SUB-ADVISER, and not to use such material if the SUB-ADVISER reasonably objects in writing within ten (10) business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this agreement, VALIC will continue to furnish to the SUB-ADVISER copies of any of the above-mentioned materials that refer in any way to the SUB-ADVISER. VALIC shall furnish or otherwise make available to the SUB-ADVISER such other information relating to the business affairs of VALIC and the Covered Fund as the SUB-ADVISER at any time, or from time to time, may reasonably request in order to discharge obligations hereunder.

VALIC agrees to indemnify the SUB-ADVISER for losses, costs, fees, expenses and claims which arise directly or indirectly (i) as a result of a failure by VALIC to provide the services or furnish materials required under the terms of this Investment Sub-Advisory Agreement, or (ii) as the result of any untrue statement of a material fact or any omission to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in any registration statements, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Covered Fund, except insofar as any such statement or omission was specifically made in reliance on written information provided by the SUB-ADVISER to VALIC.

The SUB-ADVISER agrees to indemnify VALIC for losses and claims which arise (i) as a result of the willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties by the SUB-ADVISER; or (ii) as the result of any untrue statement of a material fact or any omission to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in any registration statements, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Covered Fund to the extent that such statement or omission was specifically made in reliance on written information provided by the SUB-ADVISER to VALIC.

7.	Applicability of Federal Securities Laws

This Agreement shall be interpreted in accordance with the laws of the State of Texas and applicable federal securities laws and regulations, including definitions therein and such exemptions as may be granted to VALIC or the SUB-ADVISER by the Securities and Exchange Commission or such interpretive positions as may be taken by the Commission or its staff. To the extent that the applicable law of the State of Texas, or any of the provisions herein, conflict with applicable provisions of the federal securities laws, the latter shall control.

8.	Amendment and Waiver

Provisions of this Agreement may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. The Agreement may be amended by mutual written consent of the parties, subject to the requirements of the 1940 Act and the rules and regulations promulgated and orders granted thereunder.

9.	Notices

All notices hereunder shall be given in writing (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, by registered or certified mail or by overnight delivery (postage prepaid, return receipt requested) to VALIC and to SUB-ADVISER at the address of each set forth below:

If to VALIC:
Attn: Nori L. Gabert, Esq.
2929 Allen Parkway
Houston, Texas 77019
If to SUB-ADVISER:
AIM Legal Department
A I M Capital Management, Inc.
11 Greenway Plaza, Suite 100
Houston, TX 77046
ATTN: Jim Coppedge, Associate General Counsel
The parties hereto have each caused this Agreement to be signed in duplicate on its behalf by its duly authorized officer on the above date.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
By:	/s/ MARY L. CAVANAUGH
	Name:	Mary L. Cavanaugh
	Title:	Executive Vice President

ATTEST:
Attest:	/s/ MARK MATTHES
	Name:	Mark Matthes
	Title:	Asst. Secretary

A I M CAPITAL MANAGEMENT, INC.
By:	/s/ BENJAMIN A. HOCK, JR.
	Name:	Benjamin A. Hock, Jr.
	Title:	Senior Investments Officers, Managing Partner

ATTEST:
Attest:	/s/ LISA A. MOSS
	Name:	Lisa A. Moss
	Title:	Assistant Secretary